EXHIBIT 23







               CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola Enterprises Inc. 1993 Amendment And Restatement Of
Deferred Compensation Agreement Between Johnston Coca-Cola Bottling Group And Henry A. Schimberg Dated As Of April 30,
1993 of our report dated January 31, 1994, with respect to the consolidated financial statements and schedules of Coca-Cola Enterprises Inc. included in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                    ERNST & YOUNG

Atlanta, Georgia
April 15, 1994